Form 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

ROYAL DUTCH SHELL PLC	SHELL INTERNATIONAL FINANCE B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales	The Netherlands
(State of incorporation or organization)	(State of incorporation or organization)

N/A	N/A
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
Carel van Bylandtlaan 30
2596 The Hague
The Netherlands
(011 31 70) 377 9111
(Address of principal executive offices)
N/A
(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
5.625% Guaranteed Notes due 2011	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-126726, 333-126726-01
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrants’ Securities to be Registered.
Item 2. Exhibits.

Item 1. Description of Registrants’ Securities to be Registered.
     The description of the securities to be registered is contained in the Prospectus Supplement dated June 20, 2006 and the Prospectus dated September 7, 2005, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on June 22, 2006, and each of which form a part of the Registrants’ Registration Statement on Form F-3 (Nos. 333-126726,333-126726-01), and are incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits are filed herewith and are incorporated herein by reference:
     99.1 — Form of the Guaranteed Notes (incorporated by reference to the Registration Statement on Form F-3 of Royal Dutch Shell plc and Shell International Finance B.V. (Registration Numbers 333-126726, 333-126726-01) filed on July 20, 2005).
     99.2 — Form of Senior Indenture among the Registrants and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to the Registration Statement on Form F-3 of the registrants (Registration Numbers 333-126726, 333-126726-01) filed on July 20, 2005).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: June 22, 2006

Royal Dutch Shell plc
(Registrant)

By:	/s/ A.W. Longden
	Name:	A.W. Longden
	Title:	Group Treasurer

Shell International Finance B.V., in The Hague
(Registrant)

By:	/s/ M.C.M Brandjes
	Name:	M.C.M Brandjes
	Title:	Director

/s/ T.P.K. Huijsinga
	Name:	T.P.K. Huijsinga
	Title:	Director